Exhibit 99.1

News Release

For Further Information:

David Caouette 425-580-8278 david.caouette@attws.com	Peter Rowe 425-580-7667 peter.rowe@attws.com

AT&T Wireless Reports Strong Second Quarter
Net Income of $0.08 Per Share

OIBDA Increases 16 Percent to Record $1.2 Billion
OIBDA Margin Rises to 30.1 Percent
Services Revenue Grows 8.7 Percent
Operating Free Cash Flow Hits $546 Million

For Immediate Release: Wednesday, July 23, 2003

     Redmond, WA – AT&T Wireless (NYSE: AWE) today reported strong second quarter financial results, with steady revenue per user and a growing customer base setting the stage for an increase in services revenue of 8.7 percent to $3.939 billion compared to $3.625 billion in the second quarter of 2002.

     Earnings per share (EPS) was $0.08 for the quarter compared with $0.01 in the year-ago quarter. The company said its strong EPS performance in the quarter resulted from a continued focus on expanding margins by growing revenues and controlling operating expenses.

     Second quarter OIBDA (defined as operating income before depreciation and amortization, and previously referred to as EBITDA) was a single-quarter record at $1.186 billion, an increase of 16.3 percent over the same period last year. (See Attachment A)

     OIBDA margin also set a single-quarter record, reaching 30.1 percent, an increase of 200 basis points over the same period last year. The company said it remains focused on further improving its margins to industry leading levels. (See Attachment A)

     “We built value in three ways this quarter – a triple play,” said John D. Zeglis, AT&T Wireless Chairman and CEO. “We performed well on the operating metrics for both growth and value; but, we also made important progress on a number of strategic initiatives; and, we did all this in a quarter when we further strengthened our balance sheet, pushing our cash balance to $4.6 billion.”

     Free cash flow for the second quarter was $1.057 billion, while operating free cash flow totaled $546 million. (See Attachment B)

     ARPU was $60.60 for the second quarter, which was up marginally from the same period last year. Steady ARPU was supported by a solid increase in data and international revenue, and other targeted revenue enhancement initiatives.

     Second quarter churn was 2.2 percent. The company said its continued focus on customer retention allowed it to improve churn 20 basis points compared to the year-ago quarter.

     Total revenue (services revenue plus equipment revenue) for the second quarter was $4.158 billion, an increase of 6.3 percent over the second quarter of 2002.

     Net subscriber additions were 446,000 for the quarter. The company’s total consolidated customer base at the end of the quarter was 21.493 million, an increase of 7.7 percent over the year-ago quarter.

     Minutes of use per subscriber grew to 551 in the second quarter, an increase of 14.3 percent from the second quarter of 2002.

     Capital expenditures, including internal use software, totaled $542 million in the second quarter, a decrease of 37.4% from the year-ago quarter. AT&T Wireless said the majority of its capital for the quarter was spent on its GSM/GPRS network, including capacity expansion and overlay of former TeleCorp markets.

     The company also reiterated its expectation of reaching positive operating free cash flow for 2003. However, AT&T Wireless cautioned investors not to look at operating free cash flow for the first two quarters of 2003 as representative of its performance against this metric during the second half of the year, when capital expenditures typically ramp up.

2003 Outlook for Services Revenue, OIBDA, and Capital Expenditures

     AT&T Wireless said it expects to report services revenue growth at the upper end of the previously stated 5-to-7 percent range for full-year 2003. However, if industry pricing holds, the company said the potential exists for an additional point or two of services revenue growth for the year.

     The company said it expects OIBDA growth to be in the low double-digits for the year. It said it expects to cover within this guidance any second-half charges associated with margin-expansion plans now being developed. In fact, if actual charges resulting from the margin-expansion initiative are low, or none are taken, there exists the potential for upside to this OIBDA growth estimate.

     The company said total 2003 capital expenditures, including internal use software, are expected to be around $3 billion. In line with 2003 industry growth, the company said it expects to maintain its fair share of profitable customer growth in the wireless market.

About AT&T Wireless

AT&T Wireless (NYSE: AWE) is the second-largest wireless carrier, based on revenues, in the United States. With 21.49 million subscribers as of June 30, 2003, and revenues of more than $16.2 billion over the past four quarters, AT&T Wireless delivers advanced high-quality mobile wireless communications services, voice and data, to businesses and consumers, in the U.S. and internationally. For more information, please visit us at www.attwireless.com

This press release contains “forward-looking statements’’ which are based on management’s beliefs as well as on a number of assumptions concerning future events made by management with information that is currently available to management. Forward-looking statements may include, without limitation, management’s expectations regarding: our future financial and operating performance and financial condition, including the company’s outlook for the fiscal year 2003 and subsequent periods; subscriber growth; industry conditions; the strength of our balance sheet; our liquidity and needs for additional financing; and our ability to generate positive free cash flow.

Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside AT&T Wireless’ control, that could cause actual results to differ materially from such statements. Without limitation these factors include: the risks associated with the implementation of our technology migration strategy, our ability to continue to reduce costs and increase the efficiency of our distribution channels, the potential competitive impacts of industry consolidation or alternative technologies, potential impacts on revenue and ARPU from competitive pricing and slowing penetration in the wireless industry, the effects of vigorous competition in the markets in which we operate, the risk of decreased consumer spending due to softening economic conditions, acts of terrorism, and consumer response to new service offerings.

For a more detailed description of the factors that could cause such a difference, please see AT&T Wireless’ filings with the Securities and Exchange Commission, including the information under the heading “Additional Factors That May Affect Our Business, Future Operating Results and Financial Condition” and “Forward Looking Statements” in its quarterly report on Form 10-Q filed on May 12, 2003.

NOTE TO FINANCIAL MEDIA

AT&T Wireless executives will discuss the company’s performance during a conference call today with financial analysts beginning at 2 p.m. PDT/5 p.m. EDT. Reporters are invited to listen to the call. To access the call, U.S. callers should dial 1-(888) 276-0010. International callers should dial (651) 224-7472. Beginning at 5:30 p.m. PDT/ 8:30 p.m. EDT today, a replay of the presentation will be available until midnight on Saturday, July 26. To access the replay, U.S. and International callers should dial 320-365-3844. The access code for U.S. and International is 690864.

The conference call will also be webcast on the AT&T Wireless Investor Relations website at www.attws.com/wirelessir.

Attachment A

OIBDA is defined as operating income before depreciation and amortization expenses. We previously referred to OIBDA as EBITDA. OIBDA margin is calculated as OIBDA divided by services revenue. We believe OIBDA and OIBDA margin to be relevant and useful information to our investors as these measures are used by our management to evaluate the operating performance of our consolidated operations. Additionally, our $2.5 billion credit facility (under which currently no amounts are outstanding) requires us to maintain certain financial ratios, including a specified ratio of net-debt-to-operating income before depreciation and amortization expenses. Lastly, we use OIBDA for planning purposes and multiples of current or projected OIBDA in our discounted cash flow models to determine the value of our licensing costs and our overall enterprise valuation. We believe OIBDA and OIBDA margin are useful measures of our ability to grow our revenue faster than our operating expenses, excluding those expenses associated with our capital investments. OIBDA excludes certain items, including net equity (losses) earnings from our unconsolidated subsidiaries and other income (expense), that we believe are not indicative of our core operating results. OIBDA also excludes interest expense and the provision for income taxes. Excluding these items eliminates the expenses associated with our capitalization and tax structures, which management does not consider when evaluating the profitability of our core operations. Finally, OIBDA excludes depreciation and amortization expenses, in order to eliminate the impact of capital investments, which management believes is better evaluated through its effect on free cash flow. OIBDA and OIBDA margin should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with accounting principles generally accepted in the United States of America. OIBDA and OIBDA margin, as we have defined them, may not be comparable to similarly titled measures reported by other companies

The following table summarizes the reconciliation of OIBDA to consolidated net income (loss):

(Unaudited) ($M)	For the three months ended			For the six months ended

	June 30, 2003	June 30, 2002	March 31, 2003	June 30, 2003	June 30, 2002

OIBDA	$1,186	$1,019	$1,110	$2,296	$1,839
Depreciation and amortization	(735)	(684)	(735)	(1,470)	(1,326)
Other income (expense)	50	7	(30)	20	(24)
Interest expense	(207)	(195)	(184)	(391)	(310)
Provision for income taxes	(57)	(57)	(46)	(103)	(69)
Net equity (losses) earnings from investments in unconsolidated subs	(9)	(93)	27	18	(135)
Income from discontinued operations	—	27	—	—	39
Cumulative effect of change in accounting principle	—	—	—	—	(166)

Net income (loss)	$228	$24	$142	$370	($152)

The following table summarizes the reconciliation of OIBDA margin to consolidated net income (loss) as a percentage of services revenue:

(Unaudited)	For the three months ended			For the six months ended

(All items shown as % of services revenue)	June 30, 2003	June 30, 2002	March 31, 2003	June 30, 2003	June 30, 2002

OIBDA	30.1%	28.1%	29.7%	29.9%	26.4%
Depreciation and amortization	(18.7%)	(18.9%)	(19.6%)	(19.1%)	(19.0%)
Other income (expense)	1.3%	0.2%	(0.8%)	0.3%	(0.3%)
Interest expense	(5.2%)	(5.4%)	(4.9%)	(5.1%)	(4.5%)
Provision for income taxes	(1.5%)	(1.6%)	(1.2%)	(1.4%)	(1.0%)
Net equity (losses) earnings from investments in unconsolidated subs	(0.2%)	(2.5%)	0.6%	0.2%	(2.0%)
Income from discontinued operations	—	0.8%	—	—	0.6%
Cumulative effect of change in accounting principle	—	—	—	—	(2.4%)

Net income (loss)	5.8%	0.7%	3.8%	4.8%	(2.2%)

Attachment B

Free cash flow as we have defined it, is calculated as the cash generated from our operating activities less cash payments for capital expenditures. We believe free cash flow to be relevant and useful information to our investors as this measure is used by our management in evaluating our liquidity and the cash generated by our consolidated operating businesses. Our definition of free cash flow does not take into consideration cash generated or used to purchase license spectrum, cash used to acquire other businesses, or cash generated or used related to our unconsolidated subsidiaries. Additionally, our definition of free cash flow does not reflect cash used to repurchase or fund debt obligations. Free cash flow reflects cash available for financing activities, to strengthen our balance sheet, or cash available for strategic investments, including spectrum acquisitions, acquisitions of businesses, or investments in joint ventures and other unconsolidated subsidiaries. Free cash flow should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with accounting principles generally accepted in the United States of America. Free cash flow, as we have defined it, may not be comparable to similarly titled measures reported by other companies.

The following table provides a reconciliation of Free cash flow and Operating free cash flow:

(Unaudited) ($M)	For the three months ended		For the six months ended

	June 30, 2003	March 31, 2003	June 30, 2003

Net cash provided by operating activities of continuing operations	$1,430	$1,275	$2,705
Less: Capital expenditures and other additions	373	501	874

Free cash flow	$1,057	$774	$1,831
Less: Cash received from termination of interest rate swap agreements	—	245	245
Less: Cash received from the 2002 NOL carryback	511	—	511

Operating free cash flow	$546	$529	$1,075

AT&T Wireless Services, Inc. and Subsidiaries
Consolidated Condensed Statements of Operations
In millions, except per share amounts – Unaudited

	For the three months ended			For the six months ended

		June 30,			June 30,
	2003	2002	Change	2003	2002	Change

REVENUE
Services	$3,939	$3,625	8.7%	$7,682	$6,980	10.1%
Equipment	219	285	(23.3%)	424	541	(21.7%)
Total revenue	4,158	3,910	6.3%	8,106	7,521	7.8%
OPERATING EXPENSES
Costs of services	1,190	1,166	2.0%	2,304	2,214	4.1%
Costs of equipment sales	473	529	(10.5%)	942	1,082	(12.9%)
Selling, general and administrative	1,309	1,196	9.5%	2,564	2,386	7.4%
Depreciation and amortization	735	684	7.5%	1,470	1,326	10.9%
Total operating expenses	3,707	3,575	3.7%	7,280	7,008	3.9%
OPERATING INCOME	451	335	34.4%	826	513	61.0%
Other income (expense)	50	7	600.4%	20	(24)	183.8%
Interest expense	207	195	5.6%	391	310	25.7%
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND NET EQUITY (LOSSES) EARNINGS FROM INVESTMENTS IN UNCONSOLIDATED SUBSIDIARIES	294	147	100.7%	455	179	155.1%
Provision for income taxes	57	57	0.5%	103	69	50.9%
Net equity (losses) earnings from investments in unconsolidated subsidiaries, net of tax	(9)	(93)	(90.2%)	18	(135)	113.5%
INCOME (LOSS) FROM CONTINUING OPERATIONS	228	(3)	n/m	370	(25)	n/m
INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX	—	27	(100.0%)	—	39	(100.0%)
INCOME BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	228	24	831.9%	370	14	n/m
CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE, NET OF TAX	—	—	—	—	(166)	100.0%
NET INCOME (LOSS)	228	24	831.9%	370	(152)	344.4%
Accretion of mandatorily redeemable preferred stock	6	5	19.3%	13	7	61.8%
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$222	$19	n/m	$357	$(159)	324.3%
INCOME (LOSS) PER BASIC AND DILUTED SHARE:
Income (loss) from continuing operations available to common shareholders	$0.08	$—		$0.13	$(0.01)
Income from discontinued operations	$—	$0.01		$—	$0.01
Cumulative effect of change in accounting principle	$—	$—		$—	$(0.06)
Net income (loss) available to common shareholders	$0.08	$0.01		$0.13	$(0.06)
WEIGHTED AVERAGE SHARES USED TO COMPUTE INCOME (LOSS) PER SHARE:
Basic	2,712	2,706		2,711	2,663
Diluted	2,714	2,706		2,713	2,663

AT&T Wireless Services, Inc. and Subsidiaries
Consolidated Condensed Balance Sheets
In millions, except per share amounts — Unaudited

	June 30,	December 31,
	2003	2002	Change

ASSETS
Cash and cash equivalents	$4,628	$2,353	96.7%
Accounts receivable, less allowances of $249 and $240	2,232	2,215	0.8%
Inventories	211	325	(35.1%)
Deferred income taxes	276	—	100.0%
Income tax receivable	—	56	(100.0%)
Prepaid expenses and other current assets	406	332	22.3%
TOTAL CURRENT ASSETS	7,753	5,281	46.8%
Property, plant and equipment, net of accumulated depreciation and amortization of $8,878 and $7,810	15,824	16,263	(2.7%)
Licensing costs	14,600	13,959	4.6%
Investments in and advances to unconsolidated subsidiaries	1,844	2,225	(17.1%)
Goodwill	7,278	7,199	1.1%
Other assets, net of accumulated amortization of $313 and $251	577	879	(34.4%)
TOTAL ASSETS	$47,876	$45,806	4.5%
LIABILITIES
Accounts payable	$710	$780	(9.0%)
Payroll and benefit-related liabilities	425	465	(8.8%)
Advertising and promotion accruals	158	173	(8.8%)
Business tax accruals	387	375	3.1%
Other current liabilities	1,316	1,300	1.3%
TOTAL CURRENT LIABILITIES	2,996	3,093	(3.2%)
Long-term debt	11,168	11,057	1.0%
Deferred income taxes	4,872	3,788	28.6%
Other long-term liabilities	341	308	10.9%
TOTAL LIABILITIES	19,377	18,246	6.2%
MINORITY INTEREST	82	48	70.5%
MANDATORILY REDEEMABLE PREFERRED STOCK
.233 shares issued and outstanding (liquidation values of $282 and $273)	164	151	8.4%
MANDATORILY REDEEMABLE COMMON STOCK
$0.01 par value, 406 shares issued and outstanding (redemption values of $11,057 and $10,748)	7,664	7,664	—
SHAREHOLDERS’ EQUITY
Common stock ($0.01 par value, 2,306 and 2,303 shares issued and outstanding)	23	23	0.1%
Additional paid-in capital	23,670	23,667	—
Receivable from former parent, AT&T	(25)	(461)	(94.6%)
Accumulated deficit	(3,104)	(3,474)	(10.7%)
Accumulated other comprehensive income (loss)	25	(58)	144.2%
TOTAL SHAREHOLDERS’ EQUITY	20,589	19,697	4.5%
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$47,876	$45,806	4.5%

AT&T Wireless Services, Inc. and Subsidiaries
Consolidated Condensed Statements of Cash Flows
In Millions — Unaudited

	For the six months ended
	June 30,

	2003	2002

OPERATING ACTIVITIES
Net income (loss)	$370	$(152)
Deduct: Income from discontinued operations	—	39
Net income (loss), excluding discontinued operations	370	(191)
Adjustments to reconcile net income (loss), excluding discontinued operations, to net cash provided by operating activities of continuing operations:
Cumulative effect of change in accounting principle, net of tax	—	166
Losses on early extinguishments of debt	—	20
Losses from impairments of cost method unconsolidated subsidiaries	—	58
Net gains on sale/exchange of assets, businesses, and investments in unconsolidated subsidiaries	(5)	(4)
Depreciation and amortization	1,470	1,326
Amortization of debt premium/discount, interest accretion, and deferred financing fees	25	26
Deferred income taxes	128	23
Net equity (earnings) losses from investments in unconsolidated subsidiaries	(18)	135
Provision for uncollectible receivables	256	300
Cash received from NOL carryback	511	—
Proceeds received from termination of interest rate swap agreements	245	—
Increase in accounts receivable	(247)	(170)
Decrease in inventories	114	48
Decrease in accounts payable	(155)	(86)
Net change in other operating assets and liabilities	11	(312)
NET CASH PROVIDED BY OPERATING ACTIVITIES OF CONTINUING OPERATIONS	2,705	1,339
INVESTING ACTIVITIES
Capital expenditures and other additions	(874)	(2,078)
Net dispositions (acquisitions) of licenses	5	(19)
Distributions and sales of unconsolidated subsidiaries	12	4
Contributions, advances, and purchases of unconsolidated subsidiaries	(13)	(378)
Acquisitions of consolidated businesses, including cash acquired	(12)	(74)
Deposits on long-lived assets	(5)	—
Issuance of long-term note receivable to unconsolidated subsidiary	—	(100)
NET CASH USED IN INVESTING ACTIVITIES OF CONTINUING OPERATIONS	(887)	(2,645)
FINANCING ACTIVITIES
Repayment of debt due to others	—	(1,619)
Proceeds from issuance of long-term debt to others, net of issuance costs	—	2,959
Proceeds from AT&T Wireless Services common stock issued	14	412
Cash received from former parent, AT&T	436	—
Other financing activities, net	(9)	(3)
NET CASH PROVIDED BY FINANCING ACTIVITIES OF CONTINUING OPERATIONS	441	1,749
NET CASH USED BY DISCONTINUED OPERATIONS	—	(7)
NET INCREASE IN CASH AND CASH EQUIVALENTS	2,259	436
NET INCREASE IN CASH DUE TO ADOPTION OF FIN 46	16	—
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	2,353	3,352
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$4,628	$3,788